Exhibit 23.1

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31202

(478) 746-6277

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re:	Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Security Bank Corporation of our Report dated January 23, 2004, which is included in the Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

March 5, 2004